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                             UNITED STATES                burden hours
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      March 29, 2001
                                                 ------------------------------

                           Juno Online Services, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                   000-26009                  13-3914547
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 (State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)

        1540 Broadway, New York, New York                           10036
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   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code     (212) 597-9000
                                                   ----------------------------

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          (Former name or former address, if changed since last report)


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      ITEM 5.  OTHER EVENTS.

      The Registrant and The Kingston Limited Partnership, a Bermuda limited partnership ("Kingston"), are parties to a Common Stock Investment Agreement and a related Registration Rights Agreement, both dated as of October 6, 2000 (collectively the "Agreements") pursuant to which the Registrant may, following a drawdown period initiated by the Registrant, sell shares of its common stock to Kingston at purchase prices based on the volume-weighted average trading price of the Registrant's common stock on the date of purchase. On March 29, 2001, the Registrant and Kingston entered into Amendment No. 1 to the Agreements pursuant to which the parties agreed (i) to reduce from $2.50 per share to $1.50 per share the lowest purchase price that the Registrant may designate during any drawdown period as the minimum per share price at which Kingston will be obligated to purchase shares of common stock under the Common Stock Investment Agreement during such drawdown period and (ii) to increase the number of shares Registrant is obligated to keep available for resale by Kingston under a related registration statement from 3,000,000 to 5,000,000.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                             Juno Online Services, Inc.
                                           --------------------------------------------------------
                                                                    (Registrant)

      March 30, 2001                                               /s/ Charles Ardai
-------------------------------------      --------------------------------------------------------
           Date                               Charles Ardai, President and Chief  Executive Officer